UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5
(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

I. USD Underwriting Agreement

On June 28, 2016, Molson Coors Brewing Company (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into an underwriting agreement (the “USD Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the underwriters named therein, in connection with the proposed offer and sale by the Company of $500 million aggregate principal amount of its 1.450% Senior Notes due 2019, $1.0 billion aggregate principal amount of its 2.100% Senior Notes due 2021, $2.0 billion aggregate principal amount of its 3.000% Senior Notes due 2026 and $1.8 billion aggregate principal amount of its 4.200% Senior Notes due 2046 (collectively, the “USD Notes”).

The USD Underwriting Agreement contains representations by the Company and the Guarantors and indemnification on certain matters in favor of the underwriters named therein. A copy of the USD Underwriting Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

The Company expects to issue the USD Notes on July 7, 2016.

On June 28, 2016, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement, dated June 28, 2016, in connection with the public offering of the USD Notes. A final prospectus supplement for the USD Notes was filed with the SEC on June 30, 2016.

II. EUR Underwriting Agreement

On June 29, 2016, the Company and the Guarantors entered into an underwriting agreement (the “EUR Underwriting Agreement”) with Merrill Lynch International, Citigroup Global Markets Limited, UBS Limited, Bank of Montreal, London Branch, Mitsubishi UFJ Securities International plc, RBC Europe Limited, Wells Fargo Securities International Limited, Lloyds Bank plc and The Williams Capital Group, L.P., as underwriters, in connection with the proposed offer and sale by the Company of €800,000,000 aggregate principal amount of its 1.250% Senior Notes due 2024 (the “EUR Notes”).

The EUR Underwriting Agreement contains representations by the Company and the Guarantors and indemnification on certain matters in favor of the underwriters named therein. A copy of the EUR Underwriting Agreement is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by this reference.

The Company expects to issue the EUR Notes on July 7, 2016.

On June 29, 2016, the Company filed with the SEC a preliminary prospectus supplement, dated June 29, 2016, in connection with the public offering of the EUR Notes. A final prospectus supplement for the EUR Notes was filed with the SEC on July 1, 2016.

III. CAD Purchase Agreement

On June 28, 2016, Molson Coors International LP, a wholly-owned indirect subsidiary of the Company (“MCILP”), the Company, as parent guarantor, and the Guarantors other than MCILP (the “Subsidiary Guarantors”) entered into a purchase agreement (the “CAD Purchase Agreement”) with Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., Citigroup Global Markets Inc. UBS Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Wells Fargo Securities Canada, Ltd., Lloyds Securities Inc. and The Williams Capital Group, L.P., as initial purchasers, in connection with the proposed offer and sale by MCILP of C$500 million aggregate principal amount of its 2.840% Senior Notes due 2023 and C$500 million aggregate principal amount of its 3.440% Senior Notes due 2026 (collectively, the “CAD Notes”). The CAD Purchase Agreement contains representations by MCILP, the Company, as parent guarantor, and the Subsidiary Guarantors and indemnification on certain matters in favor of the initial purchasers named therein.

The Company expects to issue the CAD Notes on July 7, 2016.

The CAD Notes were sold outside the United States to non-U.S. persons in reliance on Regulation S. The CAD Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1

Underwriting Agreement, dated as of June 28, 2016, by and among Molson Coors Brewing Company, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC, as Representatives of the Underwriters named therein

99.2

Underwriting Agreement, dated as of June 29, 2016, by and among Molson Coors Brewing Company, the guarantors party thereto and Merrill Lynch International, Citigroup Global Markets Limited, UBS Limited, Bank of Montreal, London Branch, Mitsubishi UFJ Securities International plc, RBC Europe Limited, Wells Fargo Securities International Limited, Lloyds Bank plc and The Williams Capital Group, L.P., as underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016

MOLSON COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Michael J. Rumley
Vice President, Treasurer

Exhibit Index

Exhibit Number	Description
99.1

Underwriting Agreement, dated as of June 28, 2016, by and among Molson Coors Brewing Company, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC, as Representatives of the Underwriters named therein

99.2

Underwriting Agreement, dated as of June 29, 2016, by and among Molson Coors Brewing Company, the guarantors party thereto and Merrill Lynch International, Citigroup Global Markets Limited, UBS Limited, Bank of Montreal, London Branch, Mitsubishi UFJ Securities International plc, RBC Europe Limited, Wells Fargo Securities International Limited, Lloyds Bank plc and The Williams Capital Group, L.P., as underwriters